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                                                                  Exhibit 3.11 b

                                   BY-LAWS OF

                                  COLUMN, INC.

                               ARTICLE I - OFFICES

     The corporation shall have and continuously maintain in the State of Illinois (a) a registered office which may be, but need not be, the same as its place of business and (b) a registered agent either an individual resident in Illinois, or a corporation authorized to transact business in Illinois. The resident agent's office shall be identical with the registered office. The corporation may have other offices within or without the State of Illinois.

                            ARTICLE II - SHAREHOLDERS

1. ANNUAL MEETING

     An annual meeting of the shareholder shall be held on the second Tuesday of March in each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2. SPECIAL MEETINGS

     Special meetings of the shareholders may be called by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation. The purpose of the meeting shall be stated in the call of the meeting.

3. PLACE OF MEETING

     Meetings of shareholders may be held at such place, either within or without the State of Illinois, as the board of directors determines. If no determination is made, the place of meeting shall be at the registered office of the Corporation in this State.

4. QUORUM

     A majority of the outstanding shares entitled to vote on a matter represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than one-third of the outstanding shares entitled so to vote. If less than a majority of the outstanding shares is represented,

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than a majority of the shares represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act, or the articles of incorporation or these by-laws. Withdrawal of shareholders from a meeting shall not cause failure of a quorum at the meeting.

5. VOTING OF SHARES

     Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     A shareholder may vote or express consent to corporate action either in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     In all elections for directors every shareholder shall have the right to vote, in person or by proxy, for the number of shares owned for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of shares shall equal, or to distribute them on the same principle among as many candidates as the shareholder chooses.

     Voting shall be by ballot on order of the presiding officer or demand by any shareholder. Otherwise, a voice vote shall be taken.

6. INFORMAL ACTION BY SHAREHOLDERS

     Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed the holders of the number of shares required for action on the subject matter thereof.

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                        ARTICLE III - BOARD OF DIRECTORS

1. GENERAL POWERS

     The business and affairs of the corporation shall be managed by or under the direction of its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of the State of Illinois.

2. NUMBER, TENURE AND QUALIFICATIONS

     The number of directors of the corporation shall be two. Each director shall hold office until the next annual meeting of shareholders and until a successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation. The number of directors may be increased or decreased from time to time by amendment to the by-laws. A decrease in the number of directors may not shorten the term of any director in office.

3. REGULAR MEETINGS

     A regular meeting of the board of directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4. SPECIAL MEETINGS

     Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5. DIRECTOR PARTICIPATION IN MEETING BY TELECOMMUNICATIONS

     A director may participate in a meeting of the board of directors by means of conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

6. NOTICE

     Notice of any special meeting shall be given at least        days
                                                           ------
previously thereto by written notice delivered personally, or by telegram, mailgram or mailed

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to each director at the director's business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, or mailgram such notice shall be deemed to be delivered when the telegram or mailgram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

7. QUORUM

     At any meeting of the directors a majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business. If less than a majority of the directors is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

8. MANNER OF ACTING

     The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is required by law, the articles of incorporation or these by-laws.

9. REMOVAL OF DIRECTORS

     One or more of the directors may be removed, with or without cause at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows:

          (1) No director shall be removed at meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

          (2) In the case where the corporation shall have cumulative voting, if less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.

          (3) If a director is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.

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10. RESIGNATION

     A director may resign at any time by giving written notice to the board of directors, its chairman, or to the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11. PRESUMPTION OF ASSENT

     A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (1) the director's dissent is entered in the minutes of the meeting, (2) a written dissent to such action is filed with the person acting as the secretary of the meeting before the adjournment thereof or (3) written dissent is forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

12. COMMITTEES

     A majority of the directors may create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board.

     Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of the by-laws or action by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

     To the extent specified by the board of directors, each committee may exercise the authority of the board of directors to the extent permitted by law.

13. INFORMAL ACTION BY DIRECTOR

     Unless specifically prohibited by the articles of incorporation or these by-laws, any action required to be taken at a meeting of the board of directors of the corporation, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the executive committee shall have the same effect as a

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unanimous vote, and may be stated as such in any document filed with the
Secretary of State or elsewhere.

                              ARTICLE IV - OFFICERS

1. ADDITIONAL OFFICERS

     In addition to the president, secretary, treasurer and any other officers required by law, the corporation may have one or more vice presidents elected by the board of directors, one of whom may be designated as executive vice president. The corporation may also have such other or assistant officers as may be elected by, or appointed in a manner prescribed by, the board of directors.

2. SENIORITY

     The executive vice president, if there is one, shall be deemed senior to all other vice presidents. Unless otherwise determined by, or under rules prescribed by, the board of directors, seniority of any officer shall be determined by length of continuous service in that office.

3. CONTINUATION IN OFFICE

     Unless otherwise provided by the board of directors, every officer shall serve until death, incapacity, resignation or removal by the board of directors. Any resignation or removal shall be without prejudice to any contractual rights of the corporation or the officer.

4. DUTIES IN GENERAL

     Subject to these by-laws, the authority and duties of all officers shall be determined by, or in the manner prescribed by, the board of directors. Except as may be specifically restricted by the board of directors, any officer may delegate any of his or her authority and duties to any subordinate officer.

5. DUTIES OF PRESIDENT

     The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. The president may sign, with the secretary or any other proper officer of the corporation authorized by the board of directors, contracts, or other instruments that the board of directors has authorized to be executed, except in cases where the signing and execution shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed,

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and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

6. DUTIES OF VICE-PRESIDENT

     In the absence or incapacity of the president, the senior vice president shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. Each vice president shall perform any other duties as my be assigned by the president or by the board of directors.

7. DUTIES OF SECRETARY

     The secretary shall keep the minutes of the shareholders' and the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as otherwise required, be custodian of the corporate records and of the seal of the corporation, keep a register of the post office addresses of each shareholder, have general charge of the share transfer books of the corporation, and in general perform all duties incident to the office of secretary and other duties as may be assigned by the president or by the board of directors.

8. DUTIES OF TREASURER

     If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in a sum and with any surety or sureties as the board of directors shall determine. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in the banks, trust companies or other depositories as shall be selected in accordance with these by-laws, and in general perform all the duties incident to the office of treasurer and such other duties as may be assigned by the president or the board of directors.

             ARTICLE V - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. FORM OF CERTIFICATES

     Certificates representing shares shall be in the form determined by the board of directors. All certificates issued shall be consecutively numbered or otherwise appropriately identified.

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2. SHARE TRANSFER LEDGER

     There shall be kept a share transfer ledger in which shall be entered full and accurate records including the names and addresses of all shareholders, the number of shares issued to each shareholder and the dates of issuance. All transfers of shares shall be promptly reflected in the share transfer ledger. Unless otherwise directed by the board of directors, the share transfer ledger shall be kept at the principal office of the corporation.

3. TRANSFER OF SHARES

     Upon (a) receipt of the certificate representing the shares to be transferred, either duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, (b) payment of any required transfer taxes, and (c) payment of any reasonable charge the board of directors may have established, the surrendered certificate shall be cancelled and a new certificate or certificates shall be issued to the person(s) entitled to it.

4. REPLACEMENT CERTIFICATES

     Replacement certificates will be issued at the request of the shareholder upon payment of any reasonable charge the board of directors may have established. In case of a lost, mislaid, destroyed or mutilated certificate, proof of the facts, by affidavit or otherwise, may also be required, as may be a bond or other proper indemnification for the corporation and its agents.

5. RECORD OWNER TO BE TREATED AS OWNER

     Unless otherwise directed by a court of competent jurisdiction, the corporation shall treat the holder of record of any share as the holder in fact and accordingly shall not recognize any equitable or other claim to or interest in the shares on the part of any other persons, whether or not it shall have express or other notice of it.

                             ARTICLE VI - AMENDMENTS

     Unless the power to make, alter, amend or repeal the by-laws is reserved to the shareholders by the articles of incorporation, the by-laws of the corporation may be made, altered, amended or repealed by the shareholders or the board of directors, but no by-law adopted by the shareholders may be altered, amended or repealed by the board of directors if the by-laws so provide. The by-laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the articles of incorporation.

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                         ARTICLE VII - CLOSE CORPORATION

     If the corporation is organized under or elected to be subject to The Close Corporation Act and the articles of incorporation or a written agreement between all the shareholders provide that the business of the corporation shall be managed by the shareholders of the corporation rather than by a board of directors,

     (1)  No meeting of shareholders need be called to elect directors, and

     (2) Unless the context clearly requires otherwise the shareholders of the corporation shall be deemed to be directors for purposes of applying the provisions of these by-laws.

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                                         COLUMN OFFICE EQUIPMENT BYLAW AMENDMENT
                                                               NOVEMBER 30, 1999

     Global, as Shareholder of Column, Amendments to Bylaws of Column and Election of Directors of Column

     RESOLVED, that immediately subsequent to the consummation of Global's acquisition of Column (the "Column Acquisition"), the bylaws of Column (the "Column Bylaws") shall be amended as follows:

          Section 6 of Article II of the Column Bylaws shall be amended to add the following sentence to the end of such section. "Any such consent signed by all the shareholders shall have the same effect as a unanimous vote at a meeting of the shareholders and may be stated as such in any document filed with the Secretary of State or any other person."

          Section 2 of Article III of the Column Bylaws shall be amended to replace the first sentence with the following: "The number of directors of the corporation shall be from one to ten in number, as determined by the shareholders of the corporation."

          Section 2 of Article III of the Column Bylaws shall be amended to add the following sentence to the end of such section: "At all meetings of the board, the Chairman, or in his absence, a chairman chosen by the board, shall preside."

          Section 1 of Article IV of the Column Bylaws shall be amended by replacing such the entirety of Section 1 (including the heading) with the following: "SECTION 1. OFFICES. The officers of the corporation shall include a Chairman, a President, a Treasurer and a Secretary and may include one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries as may be appointed from time to time by the Board of Directors."

          Section 9 of Article IV of the Column Bylaws shall be amended to add the following section: "DUTIES OF CHAIRMAN. The Chairman shall (when present) preside at all meetings of the Board of Directors and shareholders; and shall ensure that all orders and resolutions of the Board of Directors and shareholders are carried into effect. The Chairman may execute bonds, mortgages and other contracts, under the seal of the corporation, if required, except where required or

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          permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation."

     RESOLVED, that immediately subsequent to the consummation of the Column Acquisition, the size of Column's Board of Directors (the "Column Board") shall be set at three (3) members.

     FURTHER RESOLVED, that immediately subsequent to the Column Acquisition,
(i) all of the directors of Column shall be removed, in accordance with the bylaws of Column, (ii) Thomas S. Johnson, Raymond Schilling and Frank J. Gaspari shall be appointed to fill the vacancies on the Column Board created thereby and that they shall each serve until such time as his successor is duly elected and qualified, and (iii) Thomas S. Johnson shall be appointed as the Chairman of the Column Board to serve until such time as his successor is duly elected and qualified.

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